Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CCA Industries, Inc.
65 Challenger Road, Suite 340
Ridgefield Park, New Jersey 07660
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CCA Industries, Inc. of our report dated February 28, 2016 relating to the consolidated financial statements of CCA Industries Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended November 30, 2016.
/s/ BDO USA, LLP
Woodbridge, New Jersey
October 18, 2017